UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 11, 2022

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Overview

As previously reported, Catalyst Pharmaceuticals, Inc. (“Catalyst” or the “Company”) has sued Jacobus Pharmaceutical Company, Inc. (“Jacobus”) and its specialty pharmacy, PantherRx Rare LLC (“PantherRx”), alleging that Jacobus and PantheRx induced infringement of two patents held by Catalyst for its drug product, FIRDAPSE®, in their marketing and distribution of Jacobus’ drug product, Ruzurgi® (“Ruzurgi®”). Additionally, Ruzurgi® is not currently approved for distribution in the United States as a result of the FDA’s decision on February 1, 2022, to convert Ruzurgi’s approval for use as a treatment for Lambert- Eaton myasthenic syndrome (“LEMS”) for the treatment of pediatric LEMS patients to a tentative approval following a September 2021 decision of the U.S. Circuit Court of Appeals for the 11th Circuit which determined that the approval of the Jacobus NDA for Ruzurgi® for pediatric LEMS patients violated Catalyst’s orphan drug exclusivity for FIRDAPSE® for the treatment of LEMS.

On July 11, 2022, Catalyst and Jacobus settled the outstanding patent litigation and closed on a series of transactions to bring all of these pending matters to resolution. As part of the settlement, (i) Catalyst agreed to dismiss all claims related to the pending patent litigation without prejudice, (ii) Jacobus agreed to dismiss its pending petition to the United States Supreme Court seeking consideration of a Writ of Certiorari to hear an appeal of the 11th Circuit’s decision, and (iii) Catalyst acquired certain of Jacobus’ intellectual property rights, including the rights to develop and commercialize Ruzurgi® in the United States and Mexico.

Settlement of pending litigation

On July 11, 2022, Catalyst, along with SERB SA, the owner of the Firdapse® patents licensed to Catalyst, entered into a settlement agreement (the “Settlement Agreement”) with Jacobus and PantherRx. Under the Settlement Agreement, the parties will cause to be filed with the Court a stipulation of dismissal without prejudice with regard to the pending patent litigation. Each party agrees that it will pay its own legal costs and expenses incurred in connection with the litigation and the Settlement Agreement.

Additionally, Jacobus has agreed to dismiss its pending Petition for Writ of Certiorari before the United States Supreme Court seeking to overturn the 11th Circuit’s decision.

The Settlement Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Acquisition of Jacobus intellectual property rights

On July 11, 2022, Catalyst and Jacobus entered into and closed the transaction contemplated by that certain License and Asset Purchase Agreement (the “Agreement”). At the closing of the Agreement, Catalyst licensed the rights to develop and commercialize Ruzurgi® in the United States and Mexico (the “Territory”). Simultaneously, Catalyst purchased, among other intellectual property rights, Jacobus’ U.S. patents for Ruzurgi®, its new drug applications in the United States for Ruzurgi®, and certain Ruzurgi® inventory previously manufactured by Jacobus for use in the Territory. At the same time, Catalyst received a license from Jacobus for the use of its know how relating to the manufacture of Ruzurgi®.

In consideration for the transaction, Catalyst agreed to pay the following consideration to Jacobus:

•	$30 million of cash, of which $10 million was paid on the closing date and the balance will be paid over the next two years; and

•

An annual royalty on Catalyst’s net sales of amifampridine products in the United States equal to: (a) for calendar years 2022 through 2025, 1.5% (with a minimum annual royalty of $3.0 million per year), and (b) for calendar years 2026 through the expiration of the last to expire of Catalyst’s Firdapse® patents in the United States, 2.5% (with a minimum annual royalty of $5 million per year); provided, however, that the royalty rate may be reduced and the minimum annual royalty may be eliminated under certain circumstances; and

•	If Catalyst were to receive a priority review voucher for Firdapse® or Ruzurgi® in the future, 50% of the consideration paid by a third party to acquire that voucher will be paid to Jacobus.

Additionally, Jacobus has agreed that until the later of (i) the expiration of the royalty term or (ii) December 31, 2034, Jacobus and its affiliates, will not, directly or indirectly, research, develop, manufacture, commercialize, distribute, use or otherwise exploit any product competitive to Firdapse® or Ruzurgi®. Further, Laura Jacobus, the sole shareholder of Jacobus, and two of Jacobus’ officers, have also signed individual non-competition agreements along the same terms. Finally, the Agreement contains standard indemnification clauses.

The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Item 8.01	Other Events

On July 12, 2022, the Company issued a press release announcing the settlement of the litigation and the entry into the Settlement Agreement and the Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Settlement Agreement, dated July 11, 2022, by and between the Company and SERB SA, on the one hand, and Jacobus Pharmaceutical Company Inc., PantherRx Specialty LLC, and Panther Specialty Holding Co., on the other hand.

10.2*	License and Asset Purchase Agreement, dated as of July 11, 2022, by and between Jacobus Pharmaceutical Company, Inc. and the Company.

99.1	Press release issued by the Company on July 12, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: July 12, 2022

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